As filed with the Securities and Exchange Commission on March 11, 2011
Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE NAVIGATORS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3138397
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)

6 International Drive
Rye Brook, New York	10573
(Address of Principal Executive Offices)	(Zip Code)
The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan
(Full title of the Plan)
Bruce J. Byrnes
Senior Vice President & General Counsel
The Navigators Group, Inc.
6 International Drive
Rye Brook, New York 10573
(Name and Address of Agent for Service)
(914) 934-8999
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee
Common Stock, par value $0.10 per share	500,000	$51.55	$25,775,000	$2,993
Total:	500,000	$51.55	$25,775,000	$2,993

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issued pursuant to the Amended and Restated 2005 Stock Incentive Plan listed above as the result of any future stock split, stock dividend or similar adjustment of the Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on March 7, 2011.

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on May 20, 2005 (Registration No. 333-125124) with respect to Registrant’s 2005 Stock Incentive Plan, except to the extent supplemented, amended or superseded by the information set forth in this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:
(1) The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and
(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Registrant’s Exchange Act file number with the Commission is 000-15886.
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
Marc M. Tract, a partner of Katten Muchin Rosenman LLP, New York, New York, which serves as counsel to the Registrant, is a director of the Registrant and is the owner of 9,822 shares of the Registrant’s common stock. Mr. Tract may be deemed to have beneficial ownership over 813,946 shares of the Registrant’s common stock, as trustee under certain instruments of trust for the benefit of Terence N. Deeks’ children and grandchildren. Mr. Deeks is the Chairman of the Board of Directors of the Registrant.

Item 8. Exhibits
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number		Description

4
Specimen of Common Stock certificate, par value $0.10 per share, of The Navigators Group, Inc. (incorporated by reference to Exhibit 4.4 to Form S-8 filed on June 20, 2003 (Registration No. 33-106317))

5	*	Opinion of Katten Muchin Rosenman LLP

23.1	*	Independent Auditor’s Consent

23.2	*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5 above)

24		Powers of Attorney (included on the signature page of this registration statement)

99
The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan effective May 26, 2010 (incorporated by reference to Appendix A to The Navigators Group, Inc.’s Definitive Proxy Statement on Schedule 14A relating to the 2010 Annual Meeting of Stockholders)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook in the State of New York, on March 11, 2011.

The Navigators Group, Inc.
/s/ Bruce J. Byrnes
Bruce J. Byrnes
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned directors and officers of the Registrant hereby severally appoint Bruce J. Byrnes and Emily B. Miner and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that such attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terence N. Deeks Terence N. Deeks	Chairman of the Board	3/11/2011

/s/ Stanley A. Galanski Stanley A. Galanski	President and Chief Executive Officer (Principal Executive Officer)	3/11/2011

/s/ Francis W. McDonnell Francis W. McDonnell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	3/11/2011

/s/ Thomas C. Connolly Thomas C. Connolly	Vice President and Treasurer Navigators Management Company, Inc. (Principal Accounting Officer)	3/11/2011

/s/ H.J. Mervyn Blakeney H. J. Mervyn Blakeney	Director	3/11/2011

/s/ Peter A. Cheney Peter A. Cheney	Director	3/11/2011

/s/ W. Thomas Forrester W. Thomas Forrester	Director	3/11/2011

/s/ John F. Kirby John F. Kirby	Director	3/11/2011

/s/ Robert V. Mendelsohn Robert V. Mendelsohn	Director	3/11/2011

/s/ Marjorie D. Raines Marjorie D. Raines	Director	3/11/2011

/s/ Marc M. Tract Marc M. Tract	Director	3/11/2011

EXHIBIT INDEX

Exhibit
Number		Description

4
Specimen of Common Stock certificate, par value $0.10 per share, of The Navigators Group, Inc. (incorporated by reference to Exhibit 4.4 to Form S-8 filed on June 20, 2003 (Registration No. 33-106317))

5	*	Opinion of Katten Muchin Rosenman LLP

23.1	*	Independent Auditor’s Consent

23.2	*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5 above)

24		Powers of Attorney (included on the signature page of this registration statement)

99
The Navigators Group, Inc. Amended and Restated 2005 Stock Incentive Plan effective May 26, 2010 (incorporated by reference to Appendix A to The Navigators Group, Inc.’s Definitive Proxy Statement on Schedule 14A relating to the 2010 Annual Meeting of Stockholders)

*	Filed herewith.